QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF PREFERRED
STOCK AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS THEREOF

OF

SERIES B PREFERRED STOCK

OF

SCIENTIFIC GAMES CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        Scientific Games Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

        RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $1.00 per share, which series shall be designated as "Series B Preferred Stock" ("Series B Preferred Stock"), shall consist of 2,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as follows:

        1      Certain Definitions.

        Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

        "Business Day" shall mean a day other than a Saturday or Sunday or a bank holiday in New York.

        "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Corporation.

        "Director" shall mean a member of the Corporation's Board of Directors.

        "Holder" shall mean the record holder of any shares of Series B Preferred Stock, including any fractional shares thereof, as shown on the books and records of the Corporation.

        "Junior Stock" shall mean the Common Stock, the Corporation's Class B Nonvoting common stock and any other series of common or preferred stock established by the Board of Directors of the Corporation that by its terms is junior to the Series B Preferred Stock, as to either redemption payments or the distribution of assets upon liquidation, dissolution or winding up, or both.

        "Liquidation Preference" shall mean $1.00 per share of Series B Preferred Stock.

        "Redemption Price" shall mean a price equal to the Liquidation Preference.

        "Senior Stock" shall mean the Series A Preferred Stock and any other series of preferred stock established by the Board of Directors of the Corporation that by its terms is senior to the Series B Preferred Stock, as to either redemption payments or the distribution of assets upon liquidation, dissolution or winding up, or both.

        "Series A Certificate" shall mean the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock.

        "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $1.00, of the Corporation.

        2      Dividends.

        (a)  The Holders shall be not entitled to receive dividends on their shares of Series B Preferred Stock.

        (b)  The Corporation and each Holder acknowledge and agree that it is intended that the Series B Preferred Stock not constitute "preferred stock" within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and neither the Corporation nor the Holders shall treat the Series B Preferred Stock as such.

        3      Distributions Upon Liquidation, Dissolution or Winding Up.

        (a)  In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, after required payments and distributions are made to the holders of Senior Stock and before any payment or distribution shall be made to the holders of Junior Stock, the Holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation the Liquidation Preference per share. Except as provided in this Section 3(a), Holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        (b)  If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share, then the assets of the Corporation shall be ratably distributed among the Holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

        4      Redemption by the Corporation.

        (a)  Upon the redemption of the Series A Preferred Stock by the Corporation in accordance with Section 4 of the Series A Certificate, the Corporation shall concurrently redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock on payment of the Redemption Price for each share of Series B Preferred Stock to be redeemed.

        (b)  Upon the conversion of the Series A Preferred Stock by any holder thereof in accordance with Section 5 of the Series A Certificate, the Corporation shall concurrently redeem, and such holder shall be deemed to have irrevocably surrendered for redemption at such time, that number of shares of Series B Preferred Stock owned by such holder equal to the product of (i) the total number of shares of Series B Preferred Stock owned by such holder immediately prior to such redemption and (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock being converted by such holder and the denominator of which is the total number of shares of Series A Preferred Stock owned by such holder immediately prior to such conversion. Such holder shall have the right to receive from the Corporation the Redemption Price for each share of its Series B Preferred Stock so redeemed. From and after the date of redemption pursuant to this Section 4(b), such holder shall not be entitled, with respect to the shares of Series B Preferred Stock so redeemed, to exercise any of the rights of the Holders of Series B Preferred Stock, except the right to receive the Redemption Price.

        (c)  On September 6, 2005, the Corporation shall automatically redeem each share of Series B Preferred Stock on payment of the Redemption Price for each share of Series B Preferred Stock to be redeemed.

        (d)  Before redeeming any shares of Series B Preferred Stock pursuant to Section 4(a) or Section 4(c), the Corporation shall mail by overnight courier and fax to each person who, at the date of such mailing and fax, shall be a registered Holder of shares of Series B Preferred Stock to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered Holder. Such notice shall be mailed and faxed to the last address of such Holder as it appears on the records of the Corporation, or in the event of the address of any such Holder not appearing on the records of the Corporation, then to the last address of such Holder known to the Corporation, at least forty-five (45) days before the date specified for redemption. Such notice shall set out the Redemption Price and the date on which the redemption is to take place. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid the Redemption Price to the registered Holders of the shares of Series B Preferred Stock on presentation and surrender of the certificates for the shares of Series B Preferred Stock so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such shares of Series B Preferred Stock shall thereupon be cancelled, and the shares of Series B Preferred Stock represented thereby shall thereupon be redeemed. From and after the date specified for redemption in such notice, the Holders of the shares of Series B Preferred Stock called for redemption shall not be entitled to exercise any of the rights of the Holders thereof, except the right to receive the Redemption Price, unless payment of the Redemption Price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the Holders of such shares shall remain unaffected.

        (e)  No Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

        (f)    All shares of Series B Preferred Stock redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and may thereafter be reissued as shares of any series of preferred stock.

        5      Conversion.

        The Series B Preferred Stock shall not be convertible into shares of Common Stock or any other series or class of capital stock of the Corporation.

        6      Voting Rights.

        (a)  The Holders shall not be entitled to any voting rights with respect to the Series B Preferred Stock except as hereinafter provided in this Section 6 or as otherwise provided by law.

        (b)  The affirmative consent of the Holders that own more than fifty percent (50%) of the then outstanding shares of Series B Preferred Stock (voting as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for authorizing, effecting or validating:

          (i)    any amendment, alteration or repeal of any of the provisions of this Certificate of Designations of Series B Preferred Stock (this "Certificate of Designations"); or

          (ii)  any decision, or the entering into of any agreement, commitment or arrangement, to effect the foregoing;

and, except to the extent otherwise required by applicable law, no vote of any other class or series of stock, whether voting separately as a class or series or together with any or all other classes or series of stock, shall be required for any action described in clause (i) or clause (ii) above.

        (c)  The Holders of shares of Series B Preferred Stock, voting separately as a class, shall be entitled to elect:

          (i)    one (1) Director for so long as the Holders own in the aggregate shares of Series A Preferred Stock having the right to convert into a number of shares of Common Stock that (x) equals or exceeds twenty-two and one-half percent (22 1/2%) of the sum of (i) the number of shares of Common Stock outstanding plus (ii) the number of shares of Common Stock into which or for which all outstanding securities of the Corporation convertible into or exercisable or exchangeable for Common Stock (including, without limitation, the Series A Preferred Stock) may be converted, exercised or exchanged (such sum, the "Fully Diluted Equity") and (y) is less than twenty-five percent (25%) of the Fully Diluted Equity; or

          (ii)  one (1) Director for so long as the Holders own in the aggregate shares of Series A Preferred Stock having the right to convert into a number of shares of Common Stock that (x) equals or exceeds seventeen and one-half percent (17 1/2%) of the Fully Diluted Equity and (y) is less than twenty percent (20%) of the Fully Diluted Equity.

        (d)  If a Director so elected by the Holders of Series B Preferred Stock shall cease to serve as a Director for any reason before his or her term expires, the Holders may, by written consent or at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the Director whose place shall be vacant.

        7      Transferability.

        (a)  Except as provided in Section 7(b), a Holder may not transfer shares of Series B Preferred Stock.

        (b)  A Holder may transfer shares of Series B Preferred Stock only upon such Holder's concurrent transfer, to the same transferee, of shares of Series A Preferred Stock and only if such Holder concurrently transfers to such transferee of Series A Preferred Stock that number of shares of Series B Preferred Stock equal to the product of (i) the total number of shares of Series B Preferred Stock owned by such Holder immediately prior to such transfer and (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock such Holder is then transferring to such transferee and the denominator of which is the total number of shares of Series A Preferred Stock owned by such Holder immediately prior to such transfer. If a Holder transfers any shares of Series A Preferred Stock, such Holder shall also concurrently transfer to the transferee of such Series A Preferred Stock that number of shares of Series B Preferred Stock equal to the product of (y) the total number of shares of Series B Preferred Stock owned by such Holder immediately prior to such transfer and (z) a fraction, the numerator of which is the number of shares of Series A Preferred Stock such Holder is then transferring to such transferee and the denominator of which is the total number of shares of Series A Preferred Stock owned by such Holder immediately prior to such transfer.

        (c)  Any transfer or attempted transfer of Series B Preferred Stock not made in accordance with this Section 7 shall be voidable by the Company, and the Company shall not be obligated to treat the transferee as a holder of the shares of the Series B Preferred Stock subject to such purported transfer and shall not record such purported transfer on its books, and the transferee shall have no rights as a holder of Series B Preferred Stock under this Certificate of Designations or otherwise. If a Holder purports to transfer shares of Series B Preferred Stock in violation of this Section 7, such Holder thereby forfeits its voting rights as a holder of Series B Preferred Stock provided by Section 6 with respect to the number of shares of Series B Preferred Stock purported to be transferred until such time, if any, as such Holder shall have fully rescinded such purported transfer and rendered null and void any and all effects or purported effects thereof. If a Holder fails to transfer shares of Series B Preferred Stock in violation of this Section 7, such Holder thereby forfeits its voting rights as a holder of Series B Preferred Stock provided by Section 6 with respect to the number of shares of Series B Preferred Stock that such Holder has so failed to transfer until such time, if any, as (i) such Holder shall have fully rescinded the transfer of the shares of Series A Preferred Stock requiring the transfer of shares of Series B Preferred Stock that was not effected, and rendered null and void any and all effects or purported effects thereof or (ii) such Holder transfers the shares of Series B Preferred Stock in accordance with this Section 7 required to be so transferred.

        8      Issuance.

        (a)  The Corporation may issue Series B Preferred Stock in any amount, including any fraction of a share thereof. When used in this Certificate of Designations, "shares of Series B Preferred Stock" means "shares or fractional shares of Series B Preferred Stock".

        (b)  The Corporation shall issue shares of Series B Preferred Stock only to holders of Series A Preferred Stock.

        (c)  Shares of Series B Preferred Stock by the Corporation shall initially be issued proportionately to the holders of Series A Preferred Stock, whereby the Corporation shall issue to each holder of Series A Preferred Stock that number of shares of Series B Preferred Stock equal to the product of (i) the total number of shares of Series B Preferred Stock issued in such initial issuance and (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock owned by such holder immediately prior to such issuance and the denominator of which is the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance.

        (d)  If the Corporation, at any time subsequent to the initial issuance of Series B Preferred Stock, issues additional shares of Series A Preferred Stock (other than as dividends paid in kind on the shares of Series A Preferred Stock then outstanding), the Corporation shall concurrently issue to the recipient of such additional shares of Series A Preferred Stock that number of shares of Series B Preferred Stock equal to the product of (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such issuance and (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock the Corporation is then issuing to such recipient and the denominator of which is the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance.

        (e)  Except as set forth in this Section 8, the Corporation shall not issue shares of Series B Preferred Stock.

        9      Ranking.

        With regard to rights to receive redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall rank (x) junior to the Senior Stock and (y) senior to the Common Stock and any other Junior Stock, whether now existing or issued by the Corporation after the date of this Certificate of Designations.

        10    Exclusion of Other Rights.

        Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations and in the Certificate of Incorporation.

        11    Headings of Subdivisions.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        12    Severability of Provisions.

        If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        13    Record Holders.

        The Corporation and the transfer agent for the Series B Preferred Stock may deem and treat the Holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

        14    Notice.

        Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 750 Lexington Avenue, 25th Floor, New York, NY 10022, Attention: Secretary and General Counsel, or to an agent of the Corporation designated as permitted by this Certificate of Designations, or, if to any Holder of the Series B Preferred Stock, to such Holder at the address of such Holder of the Series B Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or to such other address as the Corporation or Holder, as the case may be, shall have designated by notice similarly given.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Martin E. Schloss, its Secretary, this 1st day of July, 2002.

SCIENTIFIC GAMES CORPORATION
By:	Name: Martin E. Schloss Title: Secretary

QuickLinks

  Exhibit 4.1
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF OF SERIES B PREFERRED STOCK OF SCIENTIFIC GAMES CORPORATION